                                                                     EXHIBIT 4.1

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                               OFFICE DEPOT, INC.



                                       AND



                            SUNTRUST BANK, as Trustee




                                  -----------





                                    INDENTURE



                           Dated as of August 11, 2003







                                  -----------






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ARTICLE ONE                DEFINITIONS...........................................................................1

         SECTION 1.1           Certain Terms Defined.............................................................1

ARTICLE TWO                SECURITIES............................................................................7

         SECTION 2.1           Forms Generally...................................................................7

         SECTION 2.2           Form of Trustee's Certificate of Authentication...................................8

         SECTION 2.3           Amount Unlimited; Issuable in Series..............................................8

         SECTION 2.4           Authentication and Delivery of Securities........................................11

         SECTION 2.5           Execution of Securities..........................................................12

         SECTION 2.6           Certificate of Authentication....................................................13

         SECTION 2.7           Denomination and Date of Securities; Payments of Interest........................13

         SECTION 2.8           Registration, Transfer and Exchange..............................................15

         SECTION 2.9           Mutilated, Defaced, Destroyed, Lost and Stolen Securities........................16

         SECTION 2.10          Cancellation of Securities.......................................................17

         SECTION 2.11          Temporary Securities.............................................................17

         SECTION 2.12          Currency and Manner of Payments in Respect of Securities.........................17

         SECTION 2.13          Compliance with Certain Laws and Regulations.....................................20

         SECTION 2.14          CUSIP Numbers....................................................................20

         SECTION 2.15          Securities in Global Form........................................................21

ARTICLE THREE              COVENANTS OF THE ISSUER..............................................................21

         SECTION 3.1           Payment of Principal and Interest................................................21

         SECTION 3.2           Offices for Payment, etc.........................................................21

         SECTION 3.3           Appointment to Fill a Vacancy in Office of Trustee...............................22

         SECTION 3.4           Paying Agents....................................................................22

         SECTION 3.5           Written Statement to Trustee.....................................................23

         SECTION 3.6           Limitation on Liens..............................................................23

         SECTION 3.7           Limitation on Sale and Lease-Back................................................25

         SECTION 3.8           Additional Amounts...............................................................26

         SECTION 3.9           Calculation of Original Issue Discount...........................................27

ARTICLE FOUR               SECURITYHOLDERS' LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE.....................27
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         SECTION 4.1           Company to Furnish Trustee Information as to Names and Addresses of
                               Securityholders..................................................................27

         SECTION 4.2           Preservation and Disclosure of Securityholders' Lists............................27

         SECTION 4.3           Reports by the Company...........................................................29

         SECTION 4.4           Reports by the Trustee...........................................................30

ARTICLE FIVE               REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT......................30

         SECTION 5.1           Event of Default Defined; Acceleration of Maturity; Waiver of Default............30

         SECTION 5.2           Collection of Indebtedness by Trustee; Trustee May Prove Debt....................32

         SECTION 5.3           Application of Proceeds..........................................................35

         SECTION 5.4           Suits for Enforcement............................................................35

         SECTION 5.5           Restoration of Rights on Abandonment of Proceedings..............................36

         SECTION 5.6           Limitations on Suits by Securityholders..........................................36

         SECTION 5.7           Unconditional Right of Securityholders to Institute Certain Suits................36

         SECTION 5.8           Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default..........37

         SECTION 5.9           Control by Securityholders.......................................................37

         SECTION 5.10          Waiver of Past Defaults..........................................................37

         SECTION 5.11          Trustee to Give Notice of Default, But May Withhold in Certain
                               Circumstances....................................................................38

         SECTION 5.12          Right of Court to Require Filing of Undertaking to Pay Costs.....................38

         SECTION 5.13          Actions of a Holder..............................................................38

ARTICLE SIX                CONCERNING THE TRUSTEE...............................................................39

         SECTION 6.1           Duties and Responsibilities of the Trustee; During Default; Prior to
                               Default..........................................................................39

         SECTION 6.2           Certain Rights of the Trustee....................................................40

         SECTION 6.3           Trustee Not Responsible for Recitals, Disposition of Securities or
                               Application of Proceeds Thereof..................................................41

         SECTION 6.4           Trustee and Agents May Hold Securities; Collections, etc.........................42

         SECTION 6.5           Moneys Held by Trustee...........................................................42

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         SECTION 6.6           Compensation and Indemnification of Trustee and Its Prior Claim..................42

         SECTION 6.7           Right of Trustee to Rely on Officers' Certificate, etc...........................43

         SECTION 6.8           Disqualification of Trustee; Conflicting Interests...............................43

         SECTION 6.9           Persons Eligible for Appointment as Trustee......................................43

         SECTION 6.10          Resignation and Removal; Appointment of Successor Trustee........................43

         SECTION 6.11          Acceptance of Appointment by Successor Trustee...................................45

         SECTION 6.12          Merger, Conversion, Consolidation or Succession to Business of Trustee...........46

         SECTION 6.13          Preferential Collection of Claims Against the Company............................46

ARTICLE SEVEN              CONCERNING THE SECURITYHOLDERS.......................................................46

         SECTION 7.1           Evidence of Action Taken by Securityholders......................................46

         SECTION 7.2           Proof of Execution of Instruments................................................47

         SECTION 7.3           Holders to Be Treated as Owners..................................................47

         SECTION 7.4           Securities Owned by Company Deemed Not Outstanding...............................47

         SECTION 7.5           Right of Revocation of Action Taken..............................................48

         SECTION 7.6           Record Date for Determination of Holders Entitled to Vote........................48

ARTICLE EIGHT              SUPPLEMENTAL INDENTURES..............................................................49

         SECTION 8.1           Supplemental Indentures Without Consent of Securityholders.......................49

         SECTION 8.2           Supplemental Indentures With Consent of Securityholders..........................50

         SECTION 8.3           Effect of Supplemental Indenture.................................................51

         SECTION 8.4           Documents to Be Given to Trustee.................................................51

         SECTION 8.5           Notation on Securities in Respect of Supplemental Indentures.....................51

ARTICLE NINE               CONSOLIDATION, MERGER, SALE OR CONVEYANCE............................................52

         SECTION 9.1           Company May Consolidate, etc., on Certain Terms..................................52

         SECTION 9.2           Successor Corporation Substituted................................................52

         SECTION 9.3           Opinion of Counsel to Trustee....................................................53

ARTICLE TEN                SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS............................53

         SECTION 10.1          Satisfaction and Discharge of Indenture..........................................53
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         SECTION 10.2          Application by Trustee of Funds Deposited for Payment of Securities..............55

         SECTION 10.3          Repayment of Moneys Held by Paying Agent.........................................55

         SECTION 10.4          Return of Unclaimed Moneys Held by Trustee and Paying Agent......................55

         SECTION 10.5          Reinstatement of Company's Obligations...........................................55

ARTICLE ELEVEN             MISCELLANEOUS PROVISIONS.............................................................56

         SECTION 11.1          Incorporators, Stockholders, Officers and Directors of Company Exempt
                               from Individual Liability........................................................56

         SECTION 11.2          Provisions of Indenture for the Sole Benefit of Parties and
                               Securityholders..................................................................56

         SECTION 11.3          Successors and Assigns of Company Bound by Indenture.............................56

         SECTION 11.4          Notices and Demands on Company, Trustee and Securityholders......................56

         SECTION 11.5          Officers' Certificates and Opinions of Counsel; Statements to Be
                               Contained Therein................................................................57

         SECTION 11.6          Payments Due on Saturdays, Sundays and Holidays..................................58

         SECTION 11.7          Conflict of Any Provision of Indenture with Trust Indenture Act of 1939..........58

         SECTION 11.8          New York Law to Govern...........................................................58

         SECTION 11.9          Conflicts........................................................................58

         SECTION 11.10         Counterparts.....................................................................58

         SECTION 11.11         Effect of Headings...............................................................59

         SECTION 11.12         Determination of Principal Amount................................................59

ARTICLE TWELVE             REDEMPTION OF SECURITIES AND SINKING FUNDS...........................................59

         SECTION 12.1          Applicability of Article.........................................................59

         SECTION 12.2          Notice of Redemption; Partial Redemptions........................................59

         SECTION 12.3          Payment of Securities Called for Redemption......................................60

         SECTION 12.4          Exclusion of Certain Securities from Eligibility for Selection for
                               Redemption.......................................................................61

         SECTION 12.5          Mandatory and Optional Sinking Funds.............................................61

         SECTION 12.6          Repayment at the Option of the Holders...........................................63

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                                       iv

         THIS INDENTURE, dated as of August 11, 2003, between OFFICE DEPOT, INC., a Delaware corporation (the "Company"), and SUNTRUST BANK., a Georgia banking corporation, as Trustee (the "Trustee"),

                              W I T N E S S E T H:

         WHEREAS, the Company has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more Series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

         NOW, THEREFORE:

         In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

                                  ARTICLE ONE

                                   DEFINITIONS

         SECTION 1.1 CERTAIN TERMS DEFINED. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with U.S. generally accepted accounting principles, and the term "generally accepted accounting principles" means such U.S. accounting principles as are generally accepted at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

         "Accounts Receivable" means, with respect to any person, all rights of such person to the payment of money arising out of any sale, lease or other disposition of goods or provision of services by such person.

         "Additional Amounts" has the meaning specified in Section 3.8.

         "Attributable Debt" has the meaning specified in Section 3.7.

         "Board of Directors" means either the Board of Directors of the Company or any committee of such Board duly authorized to act hereunder.

         "Business Day" means, except as may otherwise be provided in the form of Securities of any particular Series, with respect to any Place of Payment, any day, other than a Saturday or Sunday, that is not a legal holiday, or a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or that Place of Payment, or, with respect to Securities denominated in a Foreign Currency, the capital city of the country of such Foreign Currency, or, with respect to Securities denominated in the Euro, Brussels, Belgium.

         "Capital Lease" means at any date any lease of property which, in accordance with generally accepted accounting principles, would be required to be capitalized on the balance sheet of the lessee.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         "Company" means (except as otherwise provided in Article Six) Office Depot, Inc., a Delaware corporation, and, subject to Article Nine, its successors and assigns.

         "Company Notice" means the confirmation of the Company signed by an officer, transmitted by facsimile and confirmed in writing to the Trustee of the terms of the issuance of any Securities issuable in Tranches.

         "Consolidated Net Tangible Assets" means, as of any particular date, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (a) all current liabilities (excluding any amounts that constitute Funded Debt by reason of being extendible or renewable), and (b) all goodwill, trade names, trademarks, patents, unamortized Debt discount and expense and other like intangibles, all as computed in accordance with generally accepted accounting principles and as shown in the latest quarterly consolidated balance sheet of the Company contained in the Company's then most recent annual report to stockholders or quarterly report filed with the Commission, as the case may be.

         "Conversion Date" has the meaning specified in Section 2.12.

         "Conversion Event" means the cessation of use of a Foreign Currency both by the government of the country that issued such Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community.

         "Corporate Trust Office" means the designated office of the Trustee at which the corporate trust business of the Trustee pertaining to the Securities shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at SunTrust Bank, FL-Miami-1020, Corporate Trust Division, 777 Brickell Avenue, Miami, Florida 33131-2803.

         "Currency" means any currency or currencies, including, without limitation, the Euro, issued by the government of one or more countries or by any reorganized confederation or association of such governments.

         "Currency Determination Agent" means the New York Clearing House Bank, if any, from time to time selected by the Company for purposes of Section 2.12.

         "Debt" means (i) all obligations represented by notes, bonds, debentures or similar instrument (including a purchase money obligation arising in connection with the acquisition of any business, properties or assets of any kind other than a trade payable or a current liability arising in the ordinary course of business); (ii) any liability for borrowed money, or under any reimbursement obligation relating to a letter of credit; and (iii) all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as Capital Leases.

         "Dollar" means the coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts.

         "Dollar Equivalent of the Foreign Currency" has the meaning specified in Section 2.12.

         "Euro" means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community.

         "Event of Default" means any event or condition specified as such in
Section 5.1.

         "Exchange Rate Officer's Certificate" means a certificate setting forth
(i) the applicable Market Exchange Rate or the applicable quotation and (ii) the Dollar or Foreign Currency amounts payable on the basis of such Market Exchange Rate or quotation in respect of the principal of and interest on the applicable series of Registered Securities, signed by the treasurer or any assistant treasurer of the Company, and delivered to the Trustee.

         "Foreign Currency" means any Currency, including, without limitation, the Euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

         "Funded Debt" means mean all indebtedness for the repayment of money borrowed, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, having a final maturity of more than twelve months after the date of its creation or having a final maturity of less than twelve months after the date of its creation but by its terms being renewable or extendible beyond twelve months after such date at the option of the borrower (excluding obligations under any Capital Leases). For the purpose of determining "Funded Debt," any particular indebtedness will be excluded if, on or prior to the final maturity of that Debt, the necessary funds for the payment, redemption or satisfaction of that indebtedness have been deposited with the proper depositary in trust.

         "Government Obligations" means securities which are (i) direct obligations of the government which issued the currency in which the Securities of a particular Series are denominated or (ii) obligations of a Person controlled or supervised by, or acting as an agency or instrumentality of, the government which issued the currency in which the Securities of such Series are denominated, the payment of which obligations is unconditionally guaranteed by such government, and which, in either case, are full faith and credit obligations of such government, are denominated in the currency in which the Securities of such Series are denominated and which are not callable or redeemable at the option of the issuer thereof.

         "Holder", "Holder of Securities", "Securityholder" or other similar terms mean the bearer of an Unregistered Security or a Registered Holder of a Registered Security.

         "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular Series of Securities established as contemplated hereunder.

         "interest," when used with respect to non-interest bearing Securities, means interest payable at maturity and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 3.8 or otherwise, includes such Additional Amounts.

         "Lien" has the meaning specified in Section 3.6.

         "Market Exchange Rate" has the meaning specified in Section 2.12.

         "Non-United States Person" means a Person other than a United States Person.

         "Officers' Certificate" means a certificate signed by the chairman of the Board of Directors or the president or any vice president and by the treasurer or the secretary or any assistant secretary of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 11.5.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company and who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required hereby.

         "Original Issue Date" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

         "Original Issue Discount Security" means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to
Section 5.1.

         "Outstanding" when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

                  (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount and in the specified currency shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the holders of such Securities (if the Company shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

                  (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee and the Company is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company).

         "Paying Agent" means any Person (which may include the Company) authorized by the Company to pay the principal of or interest, if any, on any Security on behalf of the Company.

         "Permitted Encumbrances" means as of any particular time, (i) such easements, leases, subleases, encroachments, rights of way, minor defects, irregularities or encumbrances on title which are not unusual with respect to property similar in character to any such real property and which do not secure Debt and do not materially impair such real property for the purpose for which it is held or materially interfere with the conduct of our business or the business of any of our subsidiaries and (ii) municipal and zoning ordinances that are not violated by the existing improvements and the present use made by us or any subsidiaries of such real property.

         "Permitted Receivables Financing" means a sale, pledge or other transfer of any Accounts Receivables as a method of financing.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Payment", when used with respect to the Securities of any Series, means the place or places where the principal of and interest, if any, on the Securities of that Series are payable as specified pursuant to Section 3.2.

         "principal" whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any".

         "Principal Property" means, as of any date, any building, structure or other facility together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or production (other than any pollution control facility), in each case located in the United States, and owned or leased or to be owned or leased by the Company or any Subsidiary other than any land, building, structure or other facility or portion thereof which, individually or in the aggregate with such other land, building, structure or other facility or portion thereof which may be so exempted if, in the opinion of the Board of Directors, it is not of material importance to the total business conducted by the Company and the Subsidiaries, considered as one enterprise.

         "Registered Holder" when used with respect to a Registered Security means the person in whose name such Security is registered in the Security register.

         "Registered Security" means any Security registered in the Security register.

         "Responsible Officer" when used with respect to the Trustee shall mean any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

         "Sale and Lease-Back Transaction" has the meaning specified in Section 3.7.

         "Security" or "Securities" has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

         "Series" or "Series of Securities" means a series of Securities. Except in Sections 1.1 - "Outstanding," 2.3 and 7.4 and Articles Five, Six and Eleven, the terms "Series" or "Series of Securities" shall also mean a Tranche in the event that the applicable Series may be issued in separate Tranches.

         "Subsidiary" means each corporation, other than a corporation which engages primarily in financing the Company's consolidated operations, of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or one or more of the Company's subsidiaries.

         "Tranche" means all Securities of the same Series which have the same issue date, maturity date, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, which have the same issue price.

         "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Six, any successor trustee.

         "Trust Indenture Act of 1939" or "Trust Indenture Act" (except as otherwise provided in Sections 8.1 and 8.2) means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed.

         "United States of America" means the fifty states constituting the United States of America as of the date of this Indenture.

         "United States Person" means, unless otherwise specified with respect to any Securities pursuant to Section 2.3, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. For purposes of this definition, the term United States means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         "Unregistered Security" means any Security not registered in the Security register as to principal.

         "Valuation Date" has the meaning specified in Section 2.12.

         "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president" and shall include, without limitation any Executive Vice President or Senior Vice President of the Company.

                                  ARTICLE TWO

                                   SECURITIES

         SECTION 2.1 FORMS GENERALLY. The Securities of each Series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (the provisions of which shall be appropriate to reflect the terms of each Series of Securities, including the currency or denomination, which may be Dollars or any Foreign Currency) and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities.

         The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities as evidenced by their execution of such Securities.

         SECTION 2.2 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

         This is one of the Securities of the Series designated herein and referred to in the within-mentioned Indenture.

                                     SunTrust Bank,
                                              as Trustee


                                     By
                                       ----------------------------------------
                                              Authorized Signatory

                                     [or


                                     ------------------------------------------
                                              as Authentication Agent


                                     By
                                       ----------------------------------------
                                              Authorized Officer]

         SECTION 2.3 AMOUNT UNLIMITED; ISSUABLE IN SERIES. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued in one or more Series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series,

                  (1) the title of the Securities of the Series (which title shall distinguish the Securities of the Series from all other Securities issued by the Company);

                  (2) any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Sections 2.8, 2.9, 2.11 or 12.3);

                  (3) if other than 100% of their principal amount, the percentage of their principal amount at which the Securities of the Series will be offered;

                  (4) the date or dates on which the principal of the Securities of the Series is payable;

                  (5) the rate or rates, which may be fixed or variable, at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and, in the case of Registered Securities, the record dates for the determination of Holders to whom interest is payable;

                  (6) the place or places where the principal and interest on Securities of the Series shall be payable (if other than as provided in Section 3.2);

                  (7) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the Series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

                  (8) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the maturity pursuant to Section
         5.1 or provable in bankruptcy pursuant to Section 5.2;

                  (9) the obligation, if any, of the Company to redeem, purchase or repay Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices in the currency in which the Securities of such Series are payable, at which and the period or periods within which and the terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

                  (10) the issuance as Registered Securities or Unregistered Securities or both, and the rights of the Holders to exchange Unregistered Securities for Registered Securities of the Series or to exchange Registered Securities of the Series for Unregistered Securities of the Series and the circumstances under which any such exchanges, if permitted, may be made;

                  (11) if other than denominations of $1,000 and any integral multiple thereof, the denominations, which may be in Dollars or any Foreign Currency, in which Securities of the Series shall be issuable;

                  (12) the form of the Securities (or forms thereof if Unregistered and Registered Securities shall be issuable in such Series), including such legends as required by law or as the Company deems necessary or appropriate, the form of any temporary global security which may be issued and the forms of any certificates which may be required hereunder or which the Company may require in connection with the offering, sale, delivery or exchange of Unregistered Securities;

                  (13) the Currency or Currencies in which payments of interest or principal and other amounts are payable with respect to the Securities of the Series are to be denominated, payable, redeemable or repurchasable, as the case may be;

                  (14) whether Securities of the Series are issuable in Tranches;

                  (15) whether, and under what circumstances, the Securities of any Series shall be convertible into Securities of any other Series;

                  (16) if other than the Trustee, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such Series;

                  (17) if the Securities of such Series do not bear interest, the applicable dates for purposes of Section 4.1 hereof;

                  (18) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the Series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

                  (19) whether, under what circumstances and the Currency in which, the Company will pay Additional Amounts as contemplated by
         Section 3.8 on the Securities of the Series to any Holder who is a non-United States Person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option); and

                  (20) any other terms or conditions upon which the Securities of the Series are to be issued (which terms shall not be inconsistent with the provisions of this Indenture).

         All Securities of any one Series shall be substantially identical except as to denomination, except as provided in the immediately succeeding paragraph, and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto. All Securities of any one Series need not be issued at the same time, and unless otherwise provided, a Series may be reopened, without the consent of the Holders, for issuances of additional Securities of such Series or to establish additional terms of such Series of Securities (which additional terms shall only be applicable to unissued or additional Securities of such Series).

         Each Series may be issued in one or more Tranches. Except as provided in the foregoing paragraph, all Securities of a Tranche shall have the same issue date, maturity date, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, the same issue price.

         SECTION 2.4 AUTHENTICATION AND DELIVERY OF SECURITIES. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series, if any, executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company, signed by both (a) the chairman of its Board of Directors, or any vice chairman of its Board of Directors, or its president or any vice president and (b) by its treasurer or any assistant treasurer, secretary or any assistant secretary without any further action by the Company. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 6.1) shall be fully protected in relying upon:

                  (1) a certified copy of any resolution or resolutions of the Board of Directors authorizing the action taken pursuant to the resolution or resolutions delivered under clause (2) below;

                  (2) a copy of any resolution or resolutions of the Board of Directors relating to such Series, in each case certified by the secretary or an assistant secretary of the Company;

                  (3) an executed supplemental indenture, if any;

                  (4) an Officers' Certificate setting forth the form and terms of the Securities of such Series as required pursuant to Sections 2.1 and 2.3, respectively, and prepared in accordance with Section 11.5;

                  (5) an Opinion of Counsel, prepared in accordance with Section
         11.5 to the following effect:

                           (a) that the form or forms and terms of such
                  Securities, if any, have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Sections 2.1 and 2.3 in conformity with the provisions of this Indenture;

                           (b) that such Securities, if any, have been duly
                  authorized, and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                           (c) the Securities, if any, and the related
                  supplemental indenture, if any, have been duly execute and delivered by the Company;

                           (d) the registration statement, if any, relating to
                  the Securities of such series and any amendments thereto has become effective under the Securities Act of 1933 and to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened; and

                           (e) the authentication and delivery of the Securities
                  of such series by the Trustee in accordance with the directions of the Company so to do, and the Company's execution and delivery of the Securities of such series, will not violate the terms of this Indenture;

provided, however, that in the case of any Series issuable in Tranches, if the Trustee has previously received the documents referred to in Section 2.4(1)-(5) with respect to such Series, the Trustee shall authenticate and deliver Securities of such Series executed and delivered by the Company for original issuance upon receipt by the Trustee of the applicable Company Notice.

         The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under this Indenture in a manner not reasonably acceptable to the Trustee.

         Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.10, together with a written statement (which need not comply with Section 11.5 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

         SECTION 2.5 EXECUTION OF SECURITIES. The Securities shall be signed on behalf of the Company by both (a) its chairman or its president or any vice president and (b) its treasurer or any assistant treasurer or its secretary or any assistant secretary, which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

         In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated (in the case of the Securities) and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

         SECTION 2.6 CERTIFICATE OF AUTHENTICATION. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

         SECTION 2.7 DENOMINATION AND DATE OF SECURITIES; PAYMENTS OF INTEREST. The Securities shall be issuable in denominations as shall be specified as contemplated by Section 2.3. In the absence of any such specification with respect to the Securities of any Series, the Securities of such Series shall be issuable in denominations of $1,000 and any multiple thereof, which may be in Dollars or any Foreign Currency, and interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

         Each Security shall be dated the date of its authentication, shall bear interest from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.3.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for the payment of such interest.

         The term "record date" as used with respect to any interest payment date (except for a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular Series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the close of business on the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the close of business on the first day of such calendar month, whether or not such record date is a Business Day.

         Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any interest payment date (called "defaulted interest" for the purpose of this Section) shall forthwith cease to be payable to the Registered Holder on the relevant record date by virtue of his having been such Holder; and such defaulted interest may be paid by the Company, at its election in each case, as provided in clause (1) or clause (2) below:

                  (1) The Company may elect to make payment of any defaulted interest to the persons in whose names any such Registered Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such defaulted interest in respect of Registered Securities of such Series which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first class postage prepaid, to each Registered Holder at his address as it appears in the Security register, not less than 10 days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of Registered Securities of such Series shall be paid to the person in whose names such Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any defaulted interest on the Registered Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that Series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

         Any defaulted interest payable in respect of any Security of any Series which is not a Registered Security shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination as between the Holders of Registered Securities and other Securities of the same Series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, by publication at least once in a newspaper of general circulation in New York, New York and London, England.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 2.8 REGISTRATION, TRANSFER AND EXCHANGE. The Company will keep at the office or agency of the Trustee to be maintained for the purpose as provided in Section 3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Registered Securities as in this Article Two provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

         Upon due presentation for registration of transfer of any Registered Security of any Series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same Series in authorized denominations for a like aggregate principal amount.

         At the option of the Holder thereof, Unregistered Securities of a Series, which by their terms are registerable as to principal and interest, may, to the extent and under the circumstances specified pursuant to Section 2.3, be exchanged for Registered Securities of such Series, as may be issued by the terms thereof. At the option of the Holder thereof, Registered Securities of a Series, which by their terms provide for the issuance of Unregistered Securities, may, to the extent and under the circumstances specified pursuant to
Section 2.3, be exchanged for Unregistered Securities of such Series. Securities so issued in exchange for other Securities shall be of any authorized denomination and of like principal amount and maturity date, interest rate or method of determining interest, and shall be issued upon surrender of the Securities for which they are to be exchanged. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Notwithstanding the foregoing, an Unregistered Security will not be delivered in exchange for a Registered Security or Securities unless the Trustee receives a certificate signed by the person entitled to delivery of such Security or other items or documents fulfilling such conditions as shall be required by regulations of the United States Department of the Treasury, or shall be notified by the Company that such a certificate shall not be required by such regulations; provided, however, that no such Unregistered Security shall be delivered by the Trustee if the Trustee or such agent shall have, or shall have been notified in writing by the Company that the Company has, actual knowledge that such certificate is false.

         Upon presentation for registration of any Unregistered Securities of any Series which by its terms is registerable as to principal, at the office or agency of the Company to be maintained as provided in Section 3.2, such Security shall be registered as to principal in the name of the Holder thereof and such registration shall be noted on such Security. Any Security so registered shall be transferable on the registry books of the Company upon presentation of such Security at such office or agency for similar notation thereon, but such Security may be discharged from registration by being in a like manner transferred to bearer, whereupon transferability by delivery shall be restored. Except as otherwise provided pursuant to Section 2.3 hereof, Unregistered Securities shall continue to be subject to successive registrations and discharges from registration at the option of the Holders thereof.

         Unregistered Securities shall be transferable by delivery, except while registered as to principal. All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

         Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Sections 2.11, 8.5 or 12.3 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Securities for redemption under Article Twelve or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not redeemed.

         SECTION 2.9 MUTILATED, DEFACED, DESTROYED, LOST AND STOLEN SECURITIES. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and deliver, a new Security of the same Series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and to any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

         Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security.)

         Every substitute Security of any Series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this

Indenture equally and proportionately with any and all other Securities of such Series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by the law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.10 CANCELLATION OF SECURITIES. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund shall, if surrendered to the Company or any agent of the Company or the Trustee, be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose cancelled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

         SECTION 2.11 TEMPORARY SECURITIES. Pending the preparation of definitive Securities for any Series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities for such Series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any Series may be issued as Registered Securities or Unregistered Securities attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such Series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such Series and thereupon temporary Securities of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such Series a like aggregate principal amount of definitive Securities of the same Series of authorized denominations. Until so exchanged, the temporary Securities of any Series shall be entitled to the same benefits under this Indenture as definitive Securities of such Series.

         SECTION 2.12 CURRENCY AND MANNER OF PAYMENTS IN RESPECT OF SECURITIES.

         (a) With respect to Registered Securities of any Series with respect to which the Holders of such Securities have not made the election provided for in paragraph (b) below, the following payment provisions shall apply:

                  (1) Except as provided in subparagraph (a)(2) or in paragraph
         (e) below, payment of the principal of any Registered Security will be made at the Place of Payment by delivery of a check in the Currency in which the Security is denominated on the payment date against surrender of such Registered Security, and any interest on any Registered Security will be paid at the Place of Payment by mailing a check in the Currency in which the Securities were issued to the Person entitled thereto at the address of such Person appearing on the Security register.

                  (2) Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

         (b) With respect to Registered Securities of any Series, the following payment provisions shall apply, except as otherwise provided in paragraphs (e) and (f) below:

                  (1) The Board of Directors may provide with respect to any Series of such Securities that Holders shall have the option to receive payments of principal of and interest on such Security in any of the Currencies which may be designated for such election in such Security by delivering to the Trustee a written election, to be in form and substance satisfactory to the Trustee, not later than the close of business on the record date immediately preceding the applicable payment date. Such election will remain in effect for such Holder until changed by the Holder by written notice to the Trustee (but any such change must be made not later than the close of business on the record date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change may be made with respect to payments to be made on any Security with respect to which notice of redemption has been given by the Company pursuant to Article Twelve). Any Holder of any such Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable record date will be paid the amount due on the applicable payment date in the relevant Currency as provided in paragraph (a) of this Section 2.12. Payment of principal shall be made on the payment date against surrender of such Securities. Payment of principal and interest shall be made at the Place of Payment by mailing a check in the applicable currency to the Person entitled thereto at the address of such Person appearing on the Security register.

                  (2) Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

         (c) Payment of the principal and interest of any Unregistered Security will be made at such place or places outside the United States as may be designated by the Company by any appropriate method only in the Currency in which the Security is payable (except as provided in paragraph (e) below) on the payment date. Except as provided in paragraph (e) below, payment with respect to Unregistered Securities will be made by check, subject to any limitations on the methods of effecting such payment as shall be specified in the terms of the

Security established as provided in Section 2.3 and as shall be required under applicable laws and regulations. Payment of the principal of and interest on Unregistered Securities may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

         (d) Not later than the fourth Business Day after the record date for each payment date, the Trustee will deliver to the Company a written notice specifying, in the Currency in which each Series of the Securities are denominated, the respective aggregate amounts of principal of and interest on the Securities to be made on such payment date, specifying the amounts so payable in respect of the Registered and the Unregistered Securities and in respect of the Registered Securities as to which the Holders shall have elected to be paid in another Currency as provided in paragraph (b) above. If the Board of Directors has provided for the election referred to in paragraph (b) above and if at least one Holder has made such election, then not later than the second Business Day preceding such record date the Company will deliver to the Trustee an Exchange Rate Officer's Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. The Dollar or Foreign Currency amount receivable by Holders of Registered Securities who have elected payment in another Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the "Valuation Date") prior to such payment date and set forth in the applicable Exchange Rate Officer's Certificate.

         (e) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable, then with respect to each date for the payment of principal of, premium, if any, and interest on the applicable Foreign Currency denominated Securities occurring after the last date on which the Foreign Currency was so used (the "Conversion Date"), the Dollar shall be the currency of payment for use on each such payment date. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency, the Dollar Equivalent of the Foreign Currency as determined by the Currency Determination Agent in the manner provided in paragraphs (g) or (h) below.

         (f) If the Holder of a Registered Security elects payment in a specified Currency as provided for by paragraph (b) and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars.

         (g) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Currency Determination Agent as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

         (h) For purposes of this Section 2.12 the following terms shall have the following meanings:

         "Market Exchange Rate" shall mean for any currency the noon Dollar buying rate for that currency for cable transfers quoted in New York City on the Valuation Date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more Currencies for which an exchange rate is required, the Currency Determination Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency in question, or such other quotations as the Currency Determination Agent shall deem appropriate. Unless otherwise specified by the Currency Determination Agent, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a nonresident issuer of securities designated in such currency would purchase such currency in order to make payments in respect of such securities.

         All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency and the Market Exchange Rate as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee for the relevant series of Securities and all Holders of such Securities.

         In the event that a Conversion Event has occurred with respect to a Foreign Currency, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 11.4 to the affected Holders) specifying the Conversion Date.

         The Trustee shall be fully justified and protected in relying on and acting upon the information so received by it from the Company and the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently.

         SECTION 2.13 COMPLIANCE WITH CERTAIN LAWS AND REGULATIONS. If any Unregistered Securities are to be issued in any Series of Securities, the Company will use reasonable efforts to provide for arrangements and procedures designed pursuant to then applicable laws and regulations, if any, to ensure that Unregistered Securities are sold or resold, exchanged, transferred and paid only in compliance with such laws and regulations and without adverse consequences to the Company.

         SECTION 2.14 CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall indicate the "CUSIP" or "ISIN" numbers of the Securities in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

         SECTION 2.15 SECURITIES IN GLOBAL FORM. If Securities of or within a Series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company order to be delivered to the Trustee pursuant to
Section 2.4 or 2.11. Subject to the provisions of Section 2.4 and, if applicable, Section 2.11, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company order. Any instructions by the Company with respect to endorsement or deliver or redelivery of a Security in global form shall be in writing but need not comply with
Section 11.5 and need not be accompanied by an Opinion of Counsel.

         The provisions of the last paragraph of Section 2.4 shall apply to any Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 11.5 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last paragraph of Section 2.4.

         Notwithstanding the provisions of Section 3.1, unless otherwise specified as contemplated by Section 2.4, payment of principal of and interest on any Security in permanent global form shall be made to the Person or Persons specified in such Security.

                                 ARTICLE THREE

                             COVENANTS OF THE ISSUER

         SECTION 3.1 PAYMENT OF PRINCIPAL AND INTEREST. The Company covenants and agrees for the benefit of each Series of Securities that it will duly and punctually pay or cause to be paid (in the currency in which the Securities of such Series are payable, except as otherwise provided pursuant to Section 2.3 for the Securities of such Series and except as provided in Section 2.12(b), (e) and (f) hereof) the principal of, and interest on, each of the Securities of such Series in accordance with the terms of the Securities of such Series and this Indenture.

         SECTION 3.2 OFFICES FOR PAYMENT, ETC. So long as any of the Securities remain outstanding, the Company will maintain the following for each Series: an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the corporate trust office. Unless otherwise specified pursuant to Section 2.3, the Trustee is appointed Paying Agent and Registrar.

         So long as any Unregistered Securities of any Series remain outstanding, the Company will (except as specified pursuant to Section 2.3) maintain one or more offices or agencies outside the United States in such city or cities as may be specified elsewhere in this Indenture or as contemplated by
Section 2.3, and shall maintain such office or offices for a period of two years (or any period thereafter for which it is necessary in order to conform to United States tax laws or regulations) after the principal on such Unregistered Securities has become due and payable, Unregistered Securities of such Series may be surrendered or presented for payment, or surrendered for exchange pursuant to Section 2.8. The Company will give prompt written notice to the Trustee of the location and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands in respect of Unregistered Securities may be made or served at the Corporate Trust Office of the Trustee and the corporate trust office of any authenticating agent appointed hereunder, and presentations, surrenders, and notices may be made or served at the corporate trust office of the Trustee in the other city or cities referred to above; and the Company hereby appoints the Trustee and any authenticating agent appointed hereunder its agents to receive all such presentations, surrenders, notices and demands.

         SECTION 3.3 APPOINTMENT TO FILL A VACANCY IN OFFICE OF TRUSTEE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each Series of Securities hereunder.

         SECTION 3.4 PAYING AGENTS. Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Securities of any Series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall agree with the Trustee, subject to the provisions of this Section,

                  (a) that it will hold all sums received by it as such Agent for the payment of the principal of or interest on the Securities of such Series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such Series) in trust for the benefit of the Holders of the Securities of such Series or of the Trustee, and upon the occurrence of an Event of Default and upon the written request of the Trustee, pay over all such sums received by it to the Trustee,

                  (b) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such Series) to make any payment of the principal of or interest on the Securities of such Series when the same shall be due and payable, and

                  (c) that it will give the Trustee notice of any change of address of any Holder of which it is aware.

         The Company will, on or prior to each due date of the principal of or interest on the Securities of such Series, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

         If the Company shall act as its own Paying Agent with respect to the Securities of any Series, it will, on or before each due date of the principal of or interest on the Securities of such Series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such Series a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

         Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such Series by the Company or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

         Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.

         SECTION 3.5 WRITTEN STATEMENT TO TRUSTEE. The Company will deliver to the Trustee for each Series of Securities on or before a date not more than four months after the end of each of its fiscal years ending after the date hereof during which any Securities are outstanding a written statement, signed by two of its officers (which need not comply with Section 11.5), stating that in the course of the performance of their duties as officers of the Company they would normally have knowledge of any default by the Company in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

         SECTION 3.6 LIMITATION ON LIENS. (a) The Company will not, nor will it permit any Subsidiary to, directly or indirectly, create, incur or assume any mortgage, pledge, lien, security interest or other encumbrance (a "Lien") upon or with respect to any Principal Property, now owned or hereafter acquired, or on the capital stock of any principal subsidiary, now owned or hereafter acquired, to secure any Debt of the Company, any Subsidiary or any other person without in any such case making effective provision pursuant to which the Securities will be secured by that Lien equally and ratably with (or prior to) any and all other obligations and debt so secured, for so long as the other obligations and debt are so secured; provided, however, that the foregoing restrictions shall not apply to:

                  (i) Liens existing as of the date of the issuance of the Securities;

                  (ii) Liens on property or assets of, or any shares of stock or securing debt of, any corporation existing at the time such corporation becomes a Subsidiary;

                  (iii) Liens on property or assets or shares of stock or securing debt existing at the time of acquisition of the affected property by the Company or a Subsidiary (including acquisition through merger or consolidation) and certain Liens to secure debt incurred prior to, at the time of or within 180 days after the later of the completion of the acquisition of, or the completion of the construction of, improvement of, and commencement of operation of, any such property (including any Capital Lease), for the purpose of financing all or any part of the purchase price or construction cost thereof;

                  (iv) Liens to secure partial, progress, advance or other payments or any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Liens if the commitment for the financing is obtained not later than one year after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;

                  (v) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, or in favor of holders of securities issued by any such entity, pursuant to any contract or statute (including, without limitation, mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages, so long as such Liens are limited to the related asset;

                  (vi) Liens in favor of, or which secure debt owing to, the Company or a Subsidiary;

                  (vii) Liens on Accounts Receivable that are the subject of Permitted Receivables Financings and any related property that would ordinarily be subjected to a Lien in connection with such Permitted Receivables Financing, such as proceeds and records;

                  (viii) Liens arising in connection with contracts and subcontracts with or made at the request of the United States of America, or any state thereof, or any department, agency or instrumentality of the United States or any state thereof, including the assignment of moneys due or to become due thereon;

                  (ix) Liens for taxes, governmental assessments, charges or levies in the nature of taxes not yet due and payable, or liens for taxes, governmental assessments, charges or levies in the nature of taxes being contested in good faith and by appropriate proceedings;

                  (x) Liens (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

                  (xi) landlords' Liens under leases to which the Company or any Subsidiary is a party;

                  (xii) Permitted Encumbrances;

                  (xiii) utility deposits and pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of tenders, statutory obligations, surety, customs and appeal bonds, bids, leases, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (xiv) Liens arising from precautionary UCC financing statements or similar filings regarding operating leases;

                  (xv) mechanics', materialmen's, carriers', warehousemens', repairmens' or other similar Liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith; and

                  (xvi) any extension, substitution, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (i) to (xv), inclusive, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement mortgage, and that such extension, renewal or replacement Lien shall be limited to all or a part of the assets which secured the Lien so extended, renewed or replaced (plus improvements on such assets).

         (b) Notwithstanding the foregoing provisions of this Section, the Company and any one or more Subsidiaries may issue, assume or guarantee Debt secured by Liens which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Debt of the Company and its Subsidiaries which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (i) through (xvi) above) and together with all Attributable Debt in respect of sale and lease-back transactions existing at such time (with the exception of transactions which are not subject to the limitation set forth in Section 3.7 below), does not at the time exceed 10% of Consolidated Net Tangible Assets.

         SECTION 3.7 LIMITATION ON SALE AND LEASE-BACK. The Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Subsidiary of any Principal Property of the Company or any Subsidiary (except for temporary leases for a term of not more than three years and except for leases between the Company and a Subsidiary or between Subsidiaries), which Principal Property has been or is to be sold or transferred more than 180 days after such Principal Property has been owned by the Company or such Subsidiary and completion of construction and commencement of full operation thereof, by the Company or a Subsidiary to such person (herein referred to as a "Sale and Lease-Back Transaction"), unless (a) the net proceeds to the Company or such Subsidiary from the sale or transfer equal or exceed the fair value (as determined by the Board of Directors) of the Principal Property so leased, (b) the Company or such Subsidiary would be entitled, pursuant to the provisions of Section 3.6, to issue, assume or guarantee Debt secured by a Lien upon such Principal Property at least equal in amount to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Securities; or (c) the Company shall apply, within 180 days of the effective date of any such arrangement, an amount in cash equal to the Attributable Debt in respect of such arrangement to (i) the retirement of Funded Debt or (ii) to the acquisition of additional real property.

         The term "Attributable Debt", in respect of a Sale and Lease-Back Transaction, shall mean the present value (discounted at the actual percentage rate as determined in good faith by the Company, compounded semi-annually) of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). Sale and lease-back transactions with respect to facilities financed with certain tax-exempt securities are excepted from the definition. Such rental payments shall not include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). Any determination of any actual percentage rate inherent in any such Sale and Lease-Back Transaction made in good faith by the Company shall be binding and conclusive, and the Trustee shall have no duty with respect to any determination made under this Section 3.7.

         SECTION 3.8 ADDITIONAL AMOUNTS. If Securities of a Series provide for the payment of additional amounts to any Holder who is a non-United States Person in respect of any tax, assessment or governmental charge ("Additional Amounts"), the Company will pay to the Holder of any Security of such Series such Additional Amounts as may be so provided by Section 2.3. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Security of a Series or the net proceeds received on the sale or exchange of a Security of a Series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for by the terms of such Series established pursuant to Section 2.3 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

         Except as otherwise specified as contemplated by Section 2.3, if the Securities of a Series provide for the payment of Additional Amounts, at least 10 days prior to each date of payment of principal or interest on which any Additional Amount shall be payable, the Company will furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with a compliance certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of or interest on the Securities of that Series shall be made to Holders of Securities of that Series who are non-United States Persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that Series. If any such withholding shall be required, then such compliance certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that Series and the Company will pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer's Certificate furnished pursuant to this Section or in the event the Trustee shall not withhold or deduct any sums as a result of the non-receipt of a compliance certificate pursuant to this Section.

         SECTION 3.9 CALCULATION OF ORIGINAL ISSUE DISCOUNT. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                  ARTICLE FOUR

                    SECURITYHOLDERS' LISTS AND REPORTS BY THE
                             ISSUER AND THE TRUSTEE

         SECTION 4.1 COMPANY TO FURNISH TRUSTEE INFORMATION AS TO NAMES AND ADDRESSES OF SECURITYHOLDERS. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee for the Securities of each Series a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Securities of each Series:

                  (a) semiannually and not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.3 for non-interest bearing securities in each year, and

                  (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request such list to be as of a date not more than 15 days prior to the time such information is furnished,

PROVIDED that if and so long as the Trustee shall be the Security registrar for such Series, such list shall not be required to be furnished but in any event the Company shall be required to furnish such information concerning the Holders of Unregistered Securities which is known to it; PROVIDED, FURTHER, that the Company shall have no obligation to investigate any matter relating to any Holder of an Unregistered Security.

         SECTION 4.2 PRESERVATION AND DISCLOSURE OF SECURITYHOLDERS' LISTS. (a) The Trustee for the Securities of each Series shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each Series of Securities contained in the most recent list furnished to it as provided in Section 4.1 or maintained by the Trustee in its capacity as Security registrar for such Series, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

         (b) In case three or more Holders of Registered Securities of any Series (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular Series (in which case the applicants must all hold Securities of such Series) or with Holders of all Securities with respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

                  (i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.2, or

                  (ii) inform such applicants as to the approximate number of Holders of Securities of such Series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder of such Series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such Series or all Securities, as the case may be, or could be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of such order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         (c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).

         SECTION 4.3 REPORTS BY THE COMPANY. The Company covenants:

         (a) to file with the Trustee for the Securities of each Series, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commissioner may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or if the Company is not required to file information, documents, or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934;

         (b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

         (c) to transmit by mail to the Holders of Registered Securities in the manner and to the extent required by Sections 4.4(c) and 11.4, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents, and reports required to be filed by the Company pursuant to subsection (a) and (b) of this Section as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission; and

         (d) to furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.4 REPORTS BY THE TRUSTEE. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

                                  ARTICLE FIVE

                   REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                               ON EVENT OF DEFAULT

         SECTION 5.1 EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. In case one or more of the following Events of Default (unless it is either inapplicable to a particular Series or it is specifically deleted from or modified in the instrument establishing such Series and the form of Security for such Series) shall have occurred and be continuing with respect to any Series of Securities, that is to say:

         (a) default in the payment of any installment of interest upon any Security of such Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

         (b) default in the payment of the principal of the Securities of such Series as and when the same shall become due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise; or

         (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities of such Series, or in this Indenture contained and relating to such Series, for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder shall have been given by registered or certified mail to the Company by the Trustee for the Securities of such Series, or to the Company and the Trustee by the Holders of at least twenty-five percent in aggregate principal amount at maturity of the Securities of such Series at the time outstanding; or

         (d) an Event of Default with respect to the notes is defined as:

            o default in the payment of any interest on any of the notes when due and payable, and continuance of such default for a period of 30 days;

            o default in the payment of any principal of or premium on any of the notes when due and payable either at maturity, upon any redemption, by declaration or otherwise;

            o default by the Company in the performance, or breach, of any other covenant or warranty contained in the notes or in the indenture and continuance of that default or breach for a period of 90 days after notice by the trustee or by the holders of at least 25% in principal amount of the outstanding notes;

            o a default under, or the acceleration of the maturity date of, any bond, debenture, note or other evidence of indebtedness of the Company or any Subsidiary (other than the notes), which consists of a payment default at the stated maturity thereof or results in acceleration of such indebtedness, or a default under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed and the expiration of any applicable grace period specified in that evidence of indebtedness, indenture or other instrument, which consists of a payment default at the stated maturity thereof or results in acceleration of such indebtedness, if the aggregate amount of indebtedness with respect to which such payment default at the stated maturity thereof or acceleration has occurred exceeds $35 million; and

            o     certain events of bankruptcy, insolvency or reorganization; or

         (e) the Company shall make an assignment for the benefit of creditors, or shall file a petition in bankruptcy; or the Company shall be adjudicated insolvent or bankrupt, or shall petition or shall apply to any court having jurisdiction in the premises for the appointment of a receiver, liquidator or sequestrator of, or for, the Company; or the Company shall commence any proceeding relating to the Company under any insolvency, reorganization, arrangement, or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (hereinafter in this subsection (e) called "Proceeding"); or if there shall be commenced against the Company any Proceeding and an order approving the petition shall be entered, or such Proceeding shall remain undischarged for a period of 60 days; or a receiver, liquidator or sequestrator of, or for, the Company shall be appointed and shall not be discharged within a period of 60 days; or the Company by any act shall indicate consent to or approval of or acquiescence in any Proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, the Company; provided that a resolution or order for winding-up the Company with a view to its consolidation, amalgamation or merger with another company or the transfer of its assets as a whole, or substantially as a whole, to such other company as provided in Section
9.1 shall not make the rights and remedies herein enforceable under this subsection (e) of Section 5.1 if such last-mentioned company shall, as a part of such consolidation, amalgamation, merger or transfer, and within 60 days from the passing of the resolution or the date of the order, comply with the conditions to that end stated in Section 9.1; or

         (f) any other Event of Default provided in the Supplemental Indenture or resolution of the Board of Directors under which such Series of Securities is issued or in the form of Security for such Series;

then and in each and every such case (other than an Event of Default under clause (e) above), so long as such Event of Default with respect to such Series shall not have been remedied or waived, unless the principal of all Securities of such Series shall have already become due and payable, either the Trustee for such Series or the Holders of not less than twenty-five percent in aggregate principal amount at maturity of the Securities of such Series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal (or, in the case of Original Issue Discount Securities, such principal amount as may be determined in accordance with the terms thereof) of all the Securities of such Series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such Series contained to the contrary notwithstanding. With respect to an Event of Default described under clause (e) above, the principal of all Securities of such Series shall become immediately due and payable without any declaration or other act by the Trustee or the Holders. This provision, however, is subject to the condition that if at any time after the principal of the Securities of such Series (or, in the case of Original Issue Discount Securities, such principal amount as may be determined in accordance with the terms thereof) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay in the currency in which the Securities of such Series are payable (except as otherwise provided pursuant to Section 2.3 for the Securities of such Series and except as provided in Section 2.12(b), (e) and (f) hereof) all matured installments of interest, if any, upon all the Securities of such Series and the principal of any and all Securities of such Series which shall have become due otherwise than by such acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate borne by the Securities of such Series (or, in the case of Original Issue Discount Securities, at the yield to maturity) to the date of such payment or deposit) and in Dollars such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel and all other expenses and liabilities incurred, and all advances made, by the Trustee, its agents, attorneys and counsel and any and all defaults under this Indenture, other than the nonpayment of the principal of Securities of such Series which shall have become due by such acceleration, shall have been remedied then and in every such case the Holders of a majority in aggregate principal amount at maturity of the Securities of such Series then Outstanding, by written notice to the Company and to the Trustee for the Securities of such Series, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

         SECTION 5.2 COLLECTION OF INDEBTEDNESS BY TRUSTEE; TRUSTEE MAY PROVE DEBT. The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any Series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any

Series when the same shall have become due and payable, whether upon maturity of the Securities of such Series or upon any redemption or by declaration or otherwise, then written upon demand of the Trustee for the Securities of such Series, the Company will pay to the Trustee for the Securities of such Series for the benefit of the Holders of the Securities of such Series the whole amount that then shall have become due and payable on all Securities of such Series for principal of or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee.

         Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Securities of any Series to the persons entitled thereto, whether or not the principal of and interest on the Securities of such Series are overdue.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee for the Securities of such Series, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

         In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor under the Securities of any Series, if any, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                  (a) to file and prove a claim or claims for the whole amount of principal (or, if the Securities of such Series are Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to the Securities of such Series pursuant to a declaration in accordance with Section 5.1 hereof) and interest owing and unpaid in respect of the Securities of any Series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee,) and of the Securityholders allowed in any judicial proceedings relative to the Company or other obligor upon all Securities of any Series, or to the creditors or property of the Company or such other obligor,

                  (b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any Series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

                  (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee for the Securities of such Series, and, in the event that such Trustee shall consent to the making of payments directly to the Securityholders, to pay to such Trustee such amounts as shall be sufficient to cover reasonable compensation to such Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by such Trustee and each predecessor Trustee and all other amounts due to such Trustee or any predecessor Trustee pursuant to Section 6.6.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee for the Securities of such Series without the possession of any of the Securities of such Series or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.

         In any proceedings brought by the Trustee for the Securities of such Series (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

         SECTION 5.3 APPLICATION OF PROCEEDS. Any moneys collected by the Trustee for the Securities of such Series pursuant to this Article in respect of the Securities of any Series shall be applied in the following order at the date or dates fixed by such Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such Series in reduced principal amounts in exchange for the presented Securities of like Series if only partially paid, or upon surrender thereof if fully paid:

                  FIRST: To the payment of costs and expenses applicable to such Series in respect of which moneys have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6;

                  SECOND: In case the principal of the Securities of such Series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such Series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                  THIRD: In case the principal of the Securities of such Series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such Series for principal and interest, with interest upon the overdue principal, and (to the extent that payment of such interest is permissible by law and that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such Series, then to the payment of such principal and interest without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such Series over any other Security of such Series, ratably to the aggregate of such principal and accrued and unpaid interest; and

                  FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

         SECTION 5.4 SUITS FOR ENFORCEMENT. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         SECTION 5.5 RESTORATION OF RIGHTS ON ABANDONMENT OF PROCEEDINGS. In case the Trustee for the Securities of any Series shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

         SECTION 5.6 LIMITATIONS ON SUITS BY SECURITYHOLDERS. No Holder of any Security of any Series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity, as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder of a Security and the Trustee, that no one or more Holders of Securities of any Series shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable Series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 5.7 UNCONDITIONAL RIGHT OF SECURITYHOLDERS TO INSTITUTE CERTAIN SUITS. Notwithstanding any provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security at the respective rates, in the respective amount and in the currency therein prescribed on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 5.8 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. Except as provided in Section 5.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee, to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or the Securityholders.

         SECTION 5.9 CONTROL BY SECURITYHOLDERS. The Holders of a majority in aggregate principal amount of the Securities of each Series affected (with each Series treated as a separate class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such Series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all Series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

         Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

         SECTION 5.10 WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the maturity of the Securities of any Series as provided in
Section 5.1, the Holders of a majority in aggregate principal amount of the Securities of such Series at the time Outstanding may on behalf of the Holders of all the Securities of such Series waive any past default hereunder or its consequences, except a default in the payment of the principal of or interest on any of the Securities of such Series. In the case of any such waiver, the Company, the Trustee, the Holders of the Securities of such Series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 5.11 TRUSTEE TO GIVE NOTICE OF DEFAULT, BUT MAY WITHHOLD IN CERTAIN CIRCUMSTANCES. The Trustee shall transmit to the Securityholders of any Series notice in the manner and to the extent provided in Section 11.4, of all defaults known to the Trustee which have occurred with respect to such Series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); PROVIDED that, except in the case of default in the payment of the principal of or interest on any of the Securities of such Series or any default in the payment of any sinking fund installment or analogous obligation in respect of any of the Securities of such Series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such Series.

         SECTION 5.12 RIGHT OF COURT TO REQUIRE FILING OF UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each Holder of any Security, by his acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any Series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such Series, or, in the case of any suit relating to or arising under clause (d) of Section 5.1 (if the suit relates to Securities of more than one but less than all Series), 10% in aggregate principal amount of Securities Outstanding affected thereby, or in the case of any suit relating to or arising under clause (d) (if the suit under clause (d) relates to all the Securities then Outstanding), (e), (f) or (g) of
Section 5.1, 10% in aggregate principal amount of all Securities Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

         SECTION 5.13 ACTIONS OF A HOLDER. For the purpose of providing any consent, waiver or instruction to the Company or the Trustee, a "Holder" or a

"Holder of Securities" or "Security Holder" or other similar term shall include a Person who provides to the Company or the Trustee, as the case may be, an affidavit of beneficial ownership of a Security together with satisfactory indemnity against any loss, liability or expense to such party to the extent that it acts upon such affidavit of beneficial ownership (including any consent, waiver or instruction given by a Person providing such affidavit and indemnity).

                                  ARTICLE SIX

                             CONCERNING THE TRUSTEE

         SECTION 6.1 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE; DURING DEFAULT; PRIOR TO DEFAULT. With respect to the Holders of any Series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular Series and after the curing or waiving of all Events of Default which may have occurred with respect to such Series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a Series has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (a) prior to the occurrence of an Event of Default with respect to the Securities of any Series and after the curing or waiving of all such Events of Default with respect to such Series which may have occurred:

                           (i) the duties and obligations of the Trustee with
                  respect to the Securities of any Series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on the part of the
                  Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

         Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the conditions of this Section 6.1.

         SECTION 6.2 CERTAIN RIGHTS OF THE TRUSTEE. Subject to Section 6.1:

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or any assistant secretary of the Company;

                  (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                  (f) prior to the occurrence of any Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities of all Series affected then Outstanding; PROVIDED that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

                  (h) the Trustee shall not be deemed to have notice of any Default or Event of Default (other than any Event of Default under Section 5.1(a) or 5.1(b)) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee;

                           (i) the rights, privileges, protections, immunities
                  and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by it to act hereunder; and

                           (ii) the Trustee may request that the Company deliver
                  an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by and person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         SECTION 6.3 TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITION OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF. The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

         SECTION 6.4 TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS, ETC. The Trustee, any Paying Agent, Security registrar, or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

         SECTION 6.5 MONEYS HELD BY TRUSTEE. Subject to the provisions of
Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

         SECTION 6.6 COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such reasonable compensation as shall be agreed in writing between the Company and the Trustee in Dollars (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request in Dollars for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee (either acting as Trustee or in any other capacity hereunder, such as Paying Agent or Registrar) and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company may choose to defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, with consent shall not unreasonably be withheld. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(d), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

         SECTION 6.7 RIGHT OF TRUSTEE TO RELY ON OFFICERS' CERTIFICATE, ETC. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate complying with Section 11.5 delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it or under the provisions of this Indenture upon the faith thereof.

         SECTION 6.8 DISQUALIFICATION OF TRUSTEE; CONFLICTING INTERESTS. If the Trustee for the Securities of any Series has or shall acquire any conflicting interest, as defined in the Trust Indenture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in the Trust Indenture Act) to which such conflicting interest relates has not been cured or waived or otherwise eliminated before the end of such 90-day period, the Trustee shall, either eliminate such conflicting interest or resign in the manner and with the effect specified in the Trust Indenture Act and this Indenture.

         SECTION 6.9 PERSONS ELIGIBLE FOR APPOINTMENT AS TRUSTEE. The Trustee for each Series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

         SECTION 6.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.
(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all Series of Securities by giving written notice of resignation to the Company and by mailing notice thereof to the Holders in the manner and to the extent provided in Section 11.4. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable Series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any Series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable Series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b) In case at any time any of the following shall occur:

                  (i) the Trustee shall fail to comply with the provisions of
         Section 6.8 with respect to any Series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

                  (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Company or by any Securityholder; or

                  (iii) the Trustee shall become incapable of acting with respect to any Series of the Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to the applicable Series of Securities and appoint a successor trustee for such Series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.12, any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such Series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The Holders of a majority in aggregate principal amount of the Securities of each Series at the time Outstanding may at any time remove the Trustee with respect to Securities of such Series and appoint a successor trustee with respect to the Securities of such Series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

         If no successor Trustee shall have been appointed with respect to such series within 30 days after the mailing of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (d) Any resignation or removal of the Trustee with respect to any Series and any appointment of a successor trustee with respect to such Series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

         SECTION 6.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable Series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such Series of its predecessor hereunder, with like effect as if originally named as trustee for such Series hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of
Section 6.6.

         If a successor trustee is appointed with respect to the Securities of one or more (but not all) Series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable Series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any Series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

         No successor trustee with respect to any Series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of
Section 6.8 and eligible under the provisions of Section 6.9.

         Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall give notice in the manner and to the extent provided in Section 11.4 to the Holders of Securities of any Series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section
6.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         SECTION 6.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of
Section 6.8 and eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any Series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any Series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of such Series or in this Indenture provided that the certificate of the Trustee shall have; PROVIDED, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any Series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 6.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                 ARTICLE SEVEN

                         CONCERNING THE SECURITYHOLDERS

         SECTION 7.1 EVIDENCE OF ACTION TAKEN BY SECURITYHOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

         (b) The ownership of Registered Securities shall be proved by the Security register.

         (c) The amount of Unregistered Securities held by any Person executing any instrument or writing as a Securityholder, the numbers of such Unregistered Securities, and the date of his holding the same may be proved by the production of such Securities or by a certificate executed by any trust company, bank, broker or member of a national securities exchange (wherever situated), as depositary, if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Unregistered Securities therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as a Securityholder, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Unregistered Security continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Unregistered Security is produced, or (ii) such Unregistered Security is produced by some other person, or (iii) such Unregistered Security is surrendered in exchange for a Registered Security, or (iv) such Unregistered Security has been cancelled in accordance with Section 2.10.

         SECTION 7.2 PROOF OF EXECUTION OF INSTRUMENTS. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

         SECTION 7.3 HOLDERS TO BE TREATED AS OWNERS. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such Series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

         SECTION 7.4 SECURITIES OWNED BY COMPANY DEEMED NOT OUTSTANDING. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all Series have concurred in any direction, consent or waiver under this Indenture or whether a quorum is present at a meeting of Holders of Securities, Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, and for purposes of determining the presence of a quorum, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

         SECTION 7.5 RIGHT OF REVOCATION OF ACTION TAKEN. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the corporate trust office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities affected by such action.

         SECTION 7.6 RECORD DATE FOR DETERMINATION OF HOLDERS ENTITLED TO VOTE. The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for the purpose of determining the Securityholders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Securityholders. If not set by the Company prior to the first solicitation of a Securityholder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 4.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly appointed proxies) shall be entitled to give or take, or vote on, the relevant action.

                                 ARTICLE EIGHT

                             SUPPLEMENTAL INDENTURES

         SECTION 8.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS. The Company, when authorized by a resolution of its Board of Directors, and the Trustee for the Securities of any and all Series may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof), in form satisfactory to such Trustee, for one or more of the following purposes:

                  (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more Series any property or assets;

                  (b) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Nine;

                  (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities of any or all Series and, if such additional covenants are to be for the benefit of less than all the Series of Securities stating that such covenants are being added solely for the benefit of such Series, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth (and if such additional Events of Default are to be for the benefit of less than all Series of the Securities stating that such Events of Default are being added solely for the benefit of such Series); PROVIDED, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such Series to waive such an Event of Default;

                  (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the Holders of the Securities;

                  (e) publish the form or terms of Securities of any Series as permitted by Sections 2.1 and 2.3; or

                  (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one Trustee, pursuant to the requirements of Section 6.11.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

         SECTION 8.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS. With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each Series affected by such supplemental indenture (treated as one class), the Company, when authorized by a resolution of its Board of Directors, and the Trustee for such Series of Securities may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such Series; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Securityholder to institute suit for payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.

         Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee for such Series of Securities of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.1, the Trustee for such Series of Securities shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects such Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case such Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall give notice in the manner and to the extent provided in Section 11.4 to the Holders of Securities of each Series affected thereby at their addresses as they shall appear on the Securities register of the Company, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         For the purposes of this Section 8.2 only, if the Securities of any Series are issuable upon the exercise of warrants, each holder of an unexercised and unexpired warrant with respect to such series shall be deemed to be a Holder of Outstanding Securities of such Series in the amount issuable upon the exercise of such warrant. For such purposes, the ownership of any such warrant shall be determined by the Company in a manner consistent with customary commercial practices. The Trustee for such series shall be entitled to rely on an Officers' Certificate as to the principal amount of Securities of such Series in respect of which consents shall have been executed by holders of such warrants.

         SECTION 8.3 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of each Series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 8.4 DOCUMENTS TO BE GIVEN TO TRUSTEE. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the applicable provisions of this Indenture.

         SECTION 8.5 NOTATION ON SECURITIES IN RESPECT OF SUPPLEMENTAL INDENTURES. Securities of any Series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear, upon the direction of the Company, a notation in form satisfactory to the Trustee for the Securities of such Series as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities of any Series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such Series then Outstanding.

                                  ARTICLE NINE

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         SECTION 9.1 COMPANY MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. Subject to the provisions of Section 9.2, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all the property of the Company to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that upon any such consolidation, merger, sale, conveyance or lease, other than a merger in which the Company is the continuing corporation, the due and punctual payment of the principal of and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property.

         SECTION 9.2 SUCCESSOR CORPORATION SUBSTITUTED. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities, which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

         In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

         SECTION 9.3 OPINION OF COUNSEL TO TRUSTEE. The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall receive an Opinion of Counsel, prepared in accordance with Section 11.5, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                  ARTICLE TEN

            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

         SECTION 10.1 SATISFACTION AND DISCHARGE OF INDENTURE. (A) If at any time (a) the Company shall have paid or caused to be paid the principal of and interest on all the Securities of any Series Outstanding hereunder (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Securities of any Series theretofore authenticated (other than any Securities of such Series which have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c)(i) all the Securities of such Series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in the currency required (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 10.4) or Government Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of cash sufficient, in the opinion of a firm of independent certified public accountants, to pay at maturity or upon redemption all Securities of such Series (other than any Securities of such Series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Securities of such Series, then this Indenture shall cease to be of further effect with respect to Securities of such Series (except as to (i) rights of registration of transfer and exchange, and the Company's right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Securityholders of such Series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and, subject to Section 10.5, the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such Series; PROVIDED, that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture, the Securities of such Series.

         (B) In addition to the provisions of Section 10.1(A), the Company may terminate its obligations under the Securities of any Series and this Indenture with respect to such Series, except those obligations referred to in the penultimate paragraph of this Section 10.1, if the Company has irrevocably deposited or caused to be deposited with the Trustee at its Corporate Trust Office or such other office as the Trustee may designate, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Securityholders of such Series for that purpose, (i) cash in the currency required or, (ii) Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a firm of independent certified public accountants, without consideration of any reinvestment of such principal or interest, to pay the principal of and interest on the outstanding Securities of such Series to maturity or redemption, as the case may be, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to the payment of said principal of and interest on the Outstanding Securities of such Series.

         Such irrevocable trust agreement shall include, among other things, provision for (1) payment of the principal of and interest on the Securities of such Series when due (by redemption, sinking fund payments or otherwise), (2) the payment of the expenses of the Trustee incurred or to be incurred in connection with carrying out such trust provisions, (3) rights of registration, transfer, substitution and exchange of Securities of such Series in accordance with the terms stated in this Indenture and (4) continuation of the rights and obligations and immunities of the Trustee as against the Securityholders of such Series as stated in this Indenture.

         Notwithstanding the first paragraph of this Section 10.1(B), the Company's obligations in Sections 2.8, 2.9, 3.1, 3.2, 3.8, 5.1, 6.6, 6.10, 10.4
and 10.5 shall survive until the Securities of such Series are no longer Outstanding; PROVIDED, HOWEVER, that the Company's obligations in Section 5.1 shall survive only with respect to Events of Default as defined in Sections 5.1(a), 5.1(b) and 5.1(c). Thereafter, the Company's obligations in Sections 6.6, 10.4 and 10.5 shall survive.

         After any such irrevocable deposit, accompanied by an Officers' Certificate which shall state that the provisions of the first two paragraphs of this Section 10.1(B) have been complied with, and upon delivery by the Company to the Trustee of (i) an Opinion of Counsel to the effect that either (a) as a result of such deposit and the related exercise of the Company's option under this Section 10.1(B) registration will not be required under the Investment Company Act of 1940, as amended, by the Company, the trust funds representing such deposit or the Trustee or (b) all necessary registrations under such Act have been effected and (ii) an Opinion of Counsel to the effect that

Securityholders of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit and discharge had not occurred, then the Company shall be discharged of its obligations under the Securities of such Series and this Indenture with respect to such Series except for those surviving obligations specified above, and the Trustee upon request shall acknowledge in writing such discharge. Prior to the delivery of such acknowledgment, the Trustee may require the Company to deliver to it an Officer's Certificate and Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the deposit and discharge contemplated by this provision have been complied with, and the Trustee may also require that the Opinion of Counsel referred to in clause (i) of this paragraph shall also state that such deposit does not violate applicable law.

         SECTION 10.2 APPLICATION BY TRUSTEE OF FUNDS DEPOSITED FOR PAYMENT OF SECURITIES. Subject to Section 10.4, all moneys deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities of such Series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

         SECTION 10.3 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any Series, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

         SECTION 10.4 RETURN OF UNCLAIMED MONEYS HELD BY TRUSTEE AND PAYING AGENT. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Security of any Series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such Series or such Paying Agent, and the Holder of the Security of such Series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

         SECTION 10.5 REINSTATEMENT OF COMPANY'S OBLIGATIONS. If the Trustee is unable to apply any funds or Government Obligations in accordance with Section
10.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or by reason of the Trustee's inability to convert any such funds or Government Obligations into the currency required to be paid with respect to the Securities of such Series, the Company's obligations under this Indenture and the Securities of any Series for which such application is prohibited shall be revived and reinstated as if no deposit had occurred pursuant to Section 10.1 until such time as the Trustee is permitted to apply all such funds or Government Obligations in accordance with Section 10.1 or is able to convert all such funds or Government Obligations; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of any of such Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Securityholders of such Securities to receive such payment from the funds or Government Obligations held by the Trustee.

                                 ARTICLE ELEVEN

                            MISCELLANEOUS PROVISIONS

         SECTION 11.1 INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS OF COMPANY EXEMPT FROM INDIVIDUAL LIABILITY. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

         SECTION 11.2 PROVISIONS OF INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND SECURITYHOLDERS. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any Paying Agent and their successors hereunder and the Holders of the Securities any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

         SECTION 11.3 SUCCESSORS AND ASSIGNS OF COMPANY BOUND BY INDENTURE. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 11.4 NOTICES AND DEMANDS ON COMPANY, TRUSTEE AND SECURITYHOLDERS. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee, by the Holders of Securities, to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Office Depot, Inc. 2200 Old Germantown Road, Delray Beach, Florida 33445 Attention: Secretary. Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

         Where this Indenture provides for notice to Holders of any event, (1) if any of the Securities affected by such event are Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first-class mail, postage prepaid to such Registered Holders as their names and addresses appear in the Security register within the time prescribed and (2) if any of the Securities affected by such event are Unregistered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if published once in a newspaper of general circulation in New York, New York and London, England within the time prescribed. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

         In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         SECTION 11.5 OFFICERS' CERTIFICATES AND OPINIONS OF COUNSEL; STATEMENTS TO BE CONTAINED THEREIN. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

         SECTION 11.6 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. If the date of maturity of interest on or principal of the Securities of any Series appertaining thereto or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest, premium, if any, or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

         SECTION 11.7 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included herein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

         SECTION 11.8 NEW YORK LAW TO GOVERN. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

         SECTION 11.9 CONFLICTS. In the event of a conflict with any term or provision of this Indenture and any Indenture Supplement, the term or provision in any Supplemental Indenture shall control.

         SECTION 11.10 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 11.11 EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 11.12 DETERMINATION OF PRINCIPAL AMOUNT. In determining whether the Holders of the requisite principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, whether a quorum is present at a meeting of Holders of Securities or whether sufficient funds are available for redemption or for any other purpose, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1 and the principal amount of any Securities denominated in a Foreign Currency that shall be deemed to be outstanding for such purposes shall be determined by converting the Foreign Currency into Dollars at the Market Exchange Rate as of the date of such determination.

                                 ARTICLE TWELVE

                   REDEMPTION OF SECURITIES AND SINKING FUNDS

         SECTION 12.1 APPLICABILITY OF ARTICLE. The provisions of this Article shall be applicable to the Securities of any Series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 2.3 for Securities of such Series.

         SECTION 12.2 NOTICE OF REDEMPTION; PARTIAL REDEMPTIONS. Notice of redemption to the Holders of Securities of any Series to be redeemed as a whole or in part at the option of the Company shall be given by giving notice of such redemption as provided in Section 11.4, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such Series. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a Series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such Series.

         The notice of redemption to each such Holder shall identify the Securities to be redeemed (including "CUSIP" or "ISIN" numbers), specify the date fixed for redemption, the redemption price, the Place or Places of Payment, that payment will be made as specified in such notice, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and that, if less than all of the Outstanding Securities of a Series are to be redeemed, the identification and principal amount of the Securities to be redeemed. If less than all of the Securities of any Series and to be redeemed, the notice of redemption shall specify the numbers of the Securities of such Series to be redeemed, and, if only Unregistered Securities of any Series are to be redeemed, and if such Unregistered Securities may be exchanged for Registered Securities,


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the last date on which exchanges of Unregistered Securities for Registered
Securities not subject to redemption may be made. In case any Security of a Series is to be redeemed in part, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such Series in principal amount equal to the unredeemed portion thereof will be issued.

         The notice of redemption of Securities of any Series to be redeemed at the option of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Company shall give the Trustee at least 10 business days prior written notice of any redemption hereunder.

         Not later than 9:00 a.m., New York time, on the redemption date specified in the notice of redemption given as provided in this Section, the Company will have on deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money in the currency in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 2.3 and except as provided in Sections 2.12(b), (e) and (f) of this Indenture) sufficient to redeem on the redemption date all the Securities of such Series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the Outstanding Securities of a Series are to be redeemed, the Company will deliver to the Trustee at least 10 business days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

         If less than all the Securities of a Series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such Series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such Series or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Securities of such Series selected for redemption and, in the case of any Securities of such Series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any Series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

         SECTION 12.3 PAYMENT OF SECURITIES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.5 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice,


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said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; PROVIDED that any semiannual payment of interest on Registered Securities becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by the Security.

         Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

         SECTION 12.4 EXCLUSION OF CERTAIN SECURITIES FROM ELIGIBILITY FOR SELECTION FOR REDEMPTION. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

         SECTION 12.5 MANDATORY AND OPTIONAL SINKING FUNDS. The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any Series is herein referred to as an "optional sinking fund payment". The date on which a sinking fund payment is to be made is herein referred to as the "sinking fund payment date".

         In lieu of making all or any part of any mandatory sinking fund payment with respect to any Series of Securities in cash, the Company may at its option
(a) deliver to the Trustee Securities of such Series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such Series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such Series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such Series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

         On or before the forty-fifth day next preceding each sinking fund payment date for any Series of Securities, the Company will deliver to the


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Trustee a written statement (which need not contain the statements required by
Section 11.5) signed by an authorized officer of the Company (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash in the currency in which the Securities of such Series are payable (except as otherwise specified pursuant to Section 2.3 for the Securities of such Series and except as provided in Section 2.12(b), (e) and (f) hereof), and the portion to be satisfied by credit of Securities of such Series, (b) stating that none of the Securities of such Series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such Series have occurred (which have not been waived or cured) and are continuing,
(d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such Series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date and (e) specifying such sinking fund payment date. Any Securities of such Series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section
2.10 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such Series due on the next succeeding sinking fund payment date shall be paid entirely in cash (in the currency described above) without the option to deliver or credit Securities of such Series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such Series as provided in this Section.

         If the sinking fund payment or payments (mandatory or optional or both) to be made in cash (in the currency described above) on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000, or the equivalent in the currency in which the Securities of such Series are payable (or a lesser sum if the Company shall so request) with respect to the Securities of any particular Series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such Series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000, or the equivalent in the currency in which the Securities of such Series are payable, or less and the Company makes no such request then it shall be carried over until a sum in excess of $100,000, or the equivalent in the currency in which the Securities of such Series are payable, is available. The Trustee shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such Series to absorb said cash, as nearly as may be possible, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such Series (or portions thereof) so selected. Securities of any Series which are identified by registration and certificate number in an Officers' Certificate at least 60 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Company or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be excluded from Securities of such Series eligible for selection for redemption. The Trustee, in the name and at the expense of the Company (or


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

the Company, if it shall so notify the Trustee in writing) shall cause notice of redemption of the Securities of such Series to be given in substantially the manner provided in Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such Series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such Series shall be added to the next cash sinking fund payment for such Series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular Series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such Series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such Series at maturity.

         The Trustee shall not convert any currency in which the Securities of such Series are payable for the purposes of such sinking fund application unless specifically requested to do so by the Company, and any such conversion agreed to by the Trustee in response to such request shall be for the account and at the expense of the Company and shall not affect the Company's obligation to pay the Holders in the currency to which such Holder may be entitled.

         Not later than 9:00 a.m., New York time, on the sinking fund payment date, the Company shall have paid to the Trustee in cash (in the currency described in the third paragraph of this Section 12.5) or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

         The Trustee shall not redeem or cause to be redeemed any Securities of a Series with sinking fund moneys or mail or publish any notice of redemption of Securities for such Series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing or publication of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such Series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

         SECTION 12.6 REPAYMENT AT THE OPTION OF THE HOLDERS. Securities of any Series which are repayable at the option of the Holders thereof before their stated maturity shall be repaid in accordance with the terms of the Securities of such Series.

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         The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their stated maturity, for purposes of Section 10.1, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled.

                            [signature page follows]




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         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                         OFFICE DEPOT, INC.


                                         By:  /s/ Carolyn Clarke
                                              Name: Carolyn Clarke
                                              Title: Vice President, Treasurer


                                         SUNTRUST BANK, N.A.,
                                              as Trustee


                                         By:  /s/ Holly Lee Jeske
                                              Name:  Holly Lee Jeske
                                              Title:  Vice President





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